EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Third Quarter 2021

Third Quarter Financial Results

(in thousands)	Q3 21	Q3 20	YOY Change	Q3 21 YTD	Q3 20 YTD	YOY Change
Total Revenues	$15,109	$10,545	43.3%	$41,595	$29,625	40.4%
Operating Income (Loss)	1,018	114	*	2,009	(4,665)	143.1%
Income (Loss) Before Provision for Taxes	1,473	107	*	5,190	(4,671)	211.1%
Net Income (Loss)	1,153	22	*	4,495	(5,338)	184.2%
EBITDA**	1,711	422	305.5%	5,979	(3,714)	261.0%
Adjusted EBITDA**	1,251	411	204.4%	2,755	(2,966)	192.9%
Pre-Corporate EBITDA**	1,451	556	161.0%	3,398	(2,274)	249.4%
* Not Meaningful **Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Nov. 15, 2021 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $15.1 million and net income of $1.2 million for the three months ended September 30, 2021, compared to revenues of $10.5 million and net income of $22 thousand for the three months ended September 30, 2020. For the nine months ended September 30, 2021, Wilhelmina reported revenues of $41.6 million and net income of $4.5 million compared to revenue of $29.6 million and net loss of $5.3 million for the nine months ended September 30, 2020. During the three and nine months of 2021 and 2020, the novel coronavirus (COVID-19) pandemic had a material impact on revenues. In recent months, the Company’s revenue has trended positively as the cities where it operates are reopening and COVID-19 vaccination rates increase.

Financial Results

Net income for the three months ended September 30, 2021 was $1.2 million, or $0.22 per fully diluted share, compared to net income of $22 thousand, or $0.00 per fully diluted share, for the three months ended September 30, 2020. Net income for the nine months ended September 30, 2021 was $4.5 million, or $0.87 per fully diluted share, compared to net loss of $5.3 million, or $1.03 per fully diluted share, for the nine months ended September 30, 2020.

Pre-Corporate EBITDA was $1.5 million and $3.4 million for the three and nine months ended September 30, 2021, compared to Pre-Corporate EBITDA of $0.6 million and ($2.3) million for the three and nine months ended September 30, 2020.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2021 and 2020.

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income (loss)	$1,153	$22	$4,495	$(5,338)
Interest expense	7	21	49	71
Income tax (benefit) expense	320	85	695	667
Amortization and depreciation	231	294	740	886
EBITDA**	$1,711	$422	$5,979	$(3,714)
Foreign exchange gain	(4)	(14)	84	(65)
Non-recurring items*	(458)	-	(3,314)	800
Share-based payment expense	2	3	6	13
Adjusted EBITDA**	$1,251	$411	$2,755	$(2,966)
Corporate overhead	200	145	643	692
Pre-Corporate EBITDA**	$1,451	$556	$3,398	$(2,274)
*Non-recurring items include gain on forgiveness of loans and employee retention credit during the three and nine months ended September 30, 2021, and goodwill impairment during the nine months ended September 30, 2020
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2021, when compared to the three and nine months ended September 30, 2020, were primarily the result of the following:

  Revenues net of model costs for the three and nine months ended September 30, 2021 increased by 45.7% and 46.2% primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 vaccination rates rose;
  Salaries and service costs increased by 35.7% for the three months ended September 30, 2021 primarily due to temporary reductions in staff salaries in the prior year, which returned to full salary in July 2021. Salaries and service costs decreased by 18.5% for the nine months ended September 30, 2021 primarily due to employee layoffs in July 2020, temporary reductions in staff salaries, and the closure of the hair and makeup artist division in the second half of 2020;
  Office and general expenses for the three and nine months ended September 30, 2021 decreased by 14.3% and 19.7%, primarily due to reduced rent expense, other office expenses, and bad debt expense, partially offset by an increase in legal expense in 2021;
  Amortization and depreciation expense for the three and nine months ended September 30, 2021 decreased by 21.4% and 16.5%, primarily due to reduced depreciation of assets that became fully amortized in 2020;
  Non-recurring items included $2.0 million of gain on forgiveness of PPP loans in the nine months ended September 30, 2021 and $0.5 million and $1.3 million of employee retention credit in the three and nine months ended September 30, 2021 compared to a $0.8 million goodwill impairment charge in the nine months ended September 30, 2020; and
  Corporate overhead increased by 37.9% for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, primarily due to temporary reduction in fees paid to corporate employees and the Company’s directors in the prior year that returned to full fee in July 2021. Corporate overhead decreased by 7.1% for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, primarily due to the timing of expenses incurred for the Company’s directors and audit fees.

Subsequent Events

In November 2021, the Company determined that it had been the victim of criminal fraud known to law enforcement authorities as “business e-mail compromise fraud” which involved employee e-mail impersonation and fraudulent payment requests targeting the finance department of a division of the Company. The fraud resulted in transfers of funds aggregating approximately $0.7 million commencing in October 2021.

Working with its financial institutions and law enforcement authorities, the Company currently believes that at least $0.3 million of the stolen funds will be recovered.  It is presently unclear whether or to what extent the Company’s cybersecurity and crime insurance will provide coverage for this loss.  If Wilhelmina subsequently determines that it will be unable to recover all or a portion of the stolen funds, the Company will record a charge to earnings in the fourth quarter of 2021.  The incident did not have a material impact on the Company’s business, cash flows, financial condition, or results of operations for the quarter or year to date period ended September 30, 2021.  However, the Company may incur additional subsequent expenses to investigate and take remedial actions related to this event, in addition to any related notifications and other costs that may be required.  Any such expenses will be recognized as operating expenses as they are incurred.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited) September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$7,461	$5,556
Accounts receivable, net of allowance for doubtful accounts of $1,630 and $1,635, respectively	10,085	7,146
Prepaid expenses and other current assets	86	105
Total current assets	17,632	12,807

Property and equipment, net of accumulated depreciation of $3,991 and $5,451, respectively	268	928
Right of use assets-operating	1,862	585
Right of use assets-finance	153	218
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	97	93

TOTAL ASSETS	$36,026	$30,645

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,304	$2,867
Due to models	7,741	6,265
Lease liabilities – operating, current	478	435
Lease liabilities – finance, current	52	77
Term loan – current	-	414
Total current liabilities	11,575	10,058

Long term liabilities:
Net deferred income tax liability	1,986	1,449
Lease liabilities – operating, non-current	1,438	180
Lease liabilities – finance, non-current	108	149
Term loan – non-current	-	2,303
Total long term liabilities	3,532	4,081

Total liabilities	15,107	14,139

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at September 30, 2021 and December 31, 2020	65	65
Treasury stock, 1,314,694 shares at September 30, 2021 and December 31, 2020, at cost	(6,371)	(6,371)
Additional paid-in capital	88,525	88,487
Accumulated deficit	(61,261)	(65,756)
Accumulated other comprehensive (loss) income	(39)	81
Total shareholders’ equity	20,919	16,506

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,026	$30,645

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three and Nine Months Ended September 30, 2021 and 2020
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Service revenues	$15,101	$10,534	$41,569	$29,604
License fees and other income	8	11	26	21
Total revenues	15,109	10,545	41,595	29,625

Model costs	10,736	7,544	29,787	21,547

Revenues, net of model costs	4,373	3,001	11,808	8,078

Operating expenses:
Salaries and service costs	2,241	1,651	6,169	7,566
Office and general expenses	683	797	2,247	2,799
Amortization and depreciation	231	294	740	886
Goodwill impairment	-	-	-	800
Corporate overhead	200	145	643	692
Total operating expenses	3,355	2,887	9,799	12,743
Operating income (loss)	1,018	114	2,009	(4,665)

Other (income) expense:
Foreign exchange (gain) loss	(4)	(14)	84	(65)
Gain on forgiveness of loan	-	-	(1,994)	-
Employee retention credit	(458)	-	(1,320)	-
Interest expense	7	21	49	71
Total other (income) expense, net	(455)	7	(3,181)	6

Income (loss) before provision for income taxes	1,473	107	5,190	(4,671)

Provision for income taxes:
Current	(48)	(56)	(158)	(40)
Deferred	(272)	(29)	(537)	(627)
Provision for income taxes, net	(320)	(85)	(695)	(667)

Net income (loss)	$1,153	$22	$4,495	$(5,338)

Other comprehensive income (loss):
Foreign currency translation adjustment	(117)	120	(120)	(119)
Total comprehensive income (loss)	1,036	142	4,375	(5,457)

Basic net income (loss) per common share	$0.22	$0.00	$0.87	$(1.03)
Diluted net income (loss) per common share	$0.22	$0.00	$0.87	$(1.03)

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,158
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,158

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Nine Months Ended September 30, 2021 and 2020
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2019	6,472	$65	(1,310)	$(6,352)	$88,471	$(60,815)	$2	$21,371
Share based payment expense	-	-	-	-	6	-	-	6
Net loss to common shareholders	-	-	-	-	-	(2,660)	-	(2,660)
Purchases of treasury stock	-	-	(5)	(19)	-	-	-	(19)
Foreign currency translation	-	-	-	-	-	-	(234)	(234)
Balances at March 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,477	$(63,475)	$(232)	$18,464
Share based payment expense	-	-	-	-	4	-	-	4
Net loss to common shareholders	-	-	-	-	-	(2,700)	-	(2,700)
Purchases of treasury stock	-	-	-	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	(5)	(5)
Balances at June 30, 2020	6,472	$65	(1,315)	$(6,371)	$88,481	$(66,175)	$(237)	$15,763
Share based payment expense	-	-	-	-	3	-	-	3
Net income to common shareholders	-	-	-	-	-	22	-	22
Purchases of treasury stock	-	-	-	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	120	120
Balances at September 30, 2020	6,472	$65	(1,315)	$(6,371)	$88,484	$(66,153)	$(117)	$15,908

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,487	$(65,756)	$81	$16,506
Share based payment expense	-	-	-	-	3	-	-	3
Net income to common shareholders	-	-	-	-	-	2,221	-	2,221
Foreign currency translation	-	-	-	-	-	-	(19)	(19)
Balances at March 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,490	$(63,535)	$62	$18,711
Share based payment expense	-	-	-	-	1	-	-	1
Net income to common shareholders	-	-	-	-	-	1,121	-	1,121
Short swing profit disgorgement	-	-	-	-	32	-	-	32
Foreign currency translation	-	-	-	-	-	-	16	16
Balances at June 30, 2021	6,472	$65	(1,315)	$(6,371)	$88,523	$(62,414)	$78	$19,881
Share based payment expense	-	-	-	-	2	-	-	2
Net income to common shareholders	-	-	-	-	-	1,153	-	1,153
Foreign currency translation	-	-	-	-	-	-	(117)	(117)
Balances at September 30, 2021	6,472	$65	(1,315)	$(6,371)	$88,525	$(61,261)	$(39)	$20,919

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the Nine Months Ended September 30, 2021 and 2020
 (In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss):	$4,495	$(5,338)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	740	886
Goodwill impairment	-	800
Share based payment expense	6	13
Gain on forgiveness of loan	(1,994)	-
Loss (gain) on foreign exchange rates	84	(65)
Deferred income taxes	537	627
Bad debt expense	100	131
Changes in operating assets and liabilities:
Accounts receivable	(3,140)	2,387
Prepaid expenses and other current assets	19	76
Right of use assets-operating	258	428
Other assets	(5)	24
Due to models	1,420	(1,754)
Lease liabilities-operating	(234)	(498)
Accounts payable and accrued liabilities	459	(873)
Net cash provided by (used in) operating activities	2,742	(3,156)

Cash flows from investing activities:
Purchases of property and equipment	(16)	(90)
Net cash used in investing activities	(16)	(90)

Cash flows from financing activities:
Purchases of treasury stock	-	(19)
Shareholder short swing profit disgorgement	32	-
Proceeds of term loan	-	1,975
Payments on finance leases	(65)	(67)
Repayment of term loan	(743)	(565)
Net cash (used in) provided by financing activities	(776)	1,324

Effect of exchange rate changes on cash:	(45)	(119)

Net change in cash and cash equivalents:	1,905	(2,041)
Cash and cash equivalents, beginning of period	5,556	6,993
Cash and cash equivalents, end of period	$7,461	$4,952

Supplemental disclosures of cash flow information:
Cash paid for interest	$23	$64
Cash paid for income taxes	$12	$14

Noncash investing and financing activities
Gain on forgiveness of loan	$1,994	$-

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. For 2020, these non-recurring items represented goodwill impairments. For 2021, these non-recurring items represented gain on forgiveness of loans and employee retention credit. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the third quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 15, 2021.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on the Nasdaq Capital Market under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:

Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com